As filed with the Securities and Exchange Commission on August 22, 2018

Registration No. 333-135602

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHESAPEAKE UTILITIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	51-0064146
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

909 Silver Lake Boulevard

Dover, Delaware 19904

(302) 734-6799

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Beth W. Cooper

Senior Vice President and Chief Financial Officer

Chesapeake Utilities Corporation

909 Silver Lake Boulevard

Dover, Delaware, 19904

(302) 734-6799

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey E. Decker, Esq.

Baker & Hostetler, LLP

2300 SunTrust Center

200 S. Orange Avenue

Orlando, Florida 32801

(407) 649-4000

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and lit the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-3 (No. 333-135602) (the “Registration Statement”) filed by Chesapeake Utilities Corporation (the “Company”) on July 5, 2006. The Company is filing this Post-Effective Amendment to withdraw and remove from registration the unissued and unsold shares of the Company’s common stock, $0.4867 par value per share, issuable by the Company pursuant to the Registration Statement.

In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of its securities that remain unsold at the termination of the offering, the Company hereby removes from registration all such securities registered under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to the Registration Statement and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dover, State of Delaware, on the 22nd day of August, 2018.

CHESAPEAKE UTILITIES CORPORATION

By:	/s/ Michael P. McMasters
Michael P. McMasters
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

/s/ John R. Schimkaitis	/s/ Michael P. McMasters
John R. Schimkaitis, Chairman of the Board and Director Date: August 22, 2018	Michael P. McMasters, President, Chief Executive Officer and Director (Principal Executive Officer) Date: August 22, 2018

/s/ Beth W. Cooper	/s/ Eugene H. Bayard
Beth W. Cooper, Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) Date: August 22, 2018	Eugene H. Bayard, Esq., Director Date: August 22, 2018

/s/ Thomas J. Bresnan	/s/ Dr. Ronald G. Forsythe, Jr.
Thomas J. Bresnan, Director Date: August 22, 2018	Dr. Ronald G. Forsythe, Jr., Director Date: August 22, 2018

/s/ Thomas P. Hill, Jr.	/s/ Dennis S. Hudson, III
Thomas P. Hill, Jr., Director Date: August 22, 2018	Dennis S. Hudson, III, Director Date: August 22, 2018

/s/ Paul L. Maddock, Jr.	/s/ Calvert A. Morgan
Paul L. Maddock, Jr. Director Date: August 22, 2018	Calvert A. Morgan, Jr., Director Date: August 22, 2018

/s/ Dianna F. Morgan
Dianna F. Morgan, Director Date: August 22, 2018